Exhibit 4.1

Number 00[ ]	[ ]- Class [A/B] Ordinary Shares

No Par Value

Luxoft Holding, Inc

A British Virgin Islands Company

THIS IS TO CERTIFY THAT                                                        is the record holder of                     Class [A/B] ordinary shares of Luxoft Holding, Inc, transferable only on the share register of the Company by the holder, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and shares represented hereby shall be held subject to the provisions of the Memorandum and Articles of Association of said Company and any amendments thereto, a copy of each which is on file at the office of the Company and made a part hereof as fully as though the provisions of said Memorandum and Articles of Association were imprinted in full on this certificate, to all which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its duly authorized officers this                    day of                                              , 2013

Chief Executive Officer	Chief Financial Officer

FOR VALUE RECEIVED,                                                                        HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                                                                               [CLASS A/B] ORDINARY SHARES REPRESENTED BY THE WRITTEN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTES AND APPOINT                                               TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISSES.

DATED                             ,

IN PRESENCE OF
(Witness)

(Shareholder)

(Shareholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.